NEWS RELEASE

For Immediate Release
April 21, 2022

For Further Information Contact:
David L. Bumgarner, Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Announces Quarterly Results

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $6.0 billion bank holding company headquartered in Charleston, West Virginia, today announced quarterly net income of $21.3 million and diluted earnings of $1.41 per share for the quarter ended March 31, 2022.

Net Interest Income

The Company’s net interest income decreased $2.7 million, or 6.7%, from $40.6 million during the fourth quarter of 2021 to $37.9 million during the first quarter of 2022. The Company’s tax equivalent net interest income decreased $2.7 million, or 6.6%, from $41.0 million for the fourth quarter of 2021 to $38.2 million for the first quarter of 2022. Lower commercial loan yields (44 basis points) decreased interest income by $2.3 million as compared to the quarter ended December 31, 2021. The fourth quarter of 2021 was boosted by an interest recovery of $2.1 million from a loan that had previously been classified as a nonperforming loan. In addition, loan fees decreased $0.8 million due to a decrease in PPP loan fees recognized as PPP loan balances declined to below $1 million at March 31, 2022. These decreases were partially offset by higher investment interest income ($0.5 million) due to both higher yields (14 basis points) and higher average balances ($29 million) during the quarter ended March 31, 2022. The Company’s reported net interest margin decreased from 2.94% for the fourth quarter of 2021 to 2.82% for the first quarter of 2022.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned decreased modestly from 0.21%, or $7.6 million, at December 31, 2021 to 0.18%, or $6.3 million, at March 31, 2022. Total past due loans decreased slightly from $6.8 million, or 0.19% of total loans outstanding, at December 31, 2021 to $6.7 million, or 0.19% of total loans outstanding, at March 31, 2022.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses (“ACL”), the Company recorded a recovery of credit losses of $0.8 million in the first quarter of 2022, compared to a recovery of credit losses of $0.4 million for the comparable period in 2021, and did not record a provision for credit losses for the fourth quarter of 2021. The recovery of credit losses recorded in the first quarter of 2022 largely reflects the repayment of a loan from a previous acquisition and release of the associated credit mark. Because of continued improvements in economic conditions in the Company’s footprint, net charge-offs for the quarter ended March 31, 2022 were insignificant.

Non-interest Income

Non-interest income was $17.4 million during the quarter ended March 31, 2022, as compared to $16.6 million during the quarter ended March 31, 2021. During the first quarter of 2022, the Company reported $0.7 million of unrealized fair value losses on the Company’s equity securities compared to $0.2 million of realized and unrealized fair value gains on the Company’s equity securities during the first quarter of 2021. Exclusive of these items, non-interest income increased $1.8 million, or 10.8%, from $16.4 million for the first quarter of 2021 to $18.2 million for the first quarter of 2022. This increase was largely attributable to an increase of $0.8 million, or 14.4%, in service charges and an increase of $0.6 million in bank owned life insurance due to higher death benefit proceeds. In addition, bankcard revenue increased $0.2 million from the quarter ended March 31, 2021, to $6.4 million.

Non-interest Expenses

Non-interest expenses decreased $0.3 million, or 0.9%, from $29.8 million in the first quarter of 2021 to $29.5 million in the first quarter of 2022. This decrease was primarily due to a decrease in other expenses of $0.2 million from the quarter ended March 31, 2021. During the first quarter of 2022, most of the Company’s expenses did not significantly fluctuate from the first quarter of 2021; although we do anticipate salaries and employee benefits will increase in subsequent quarters.

Balance Sheet Trends

Loans increased $16.1 million (0.5%) from December 31, 2021 to $3.56 billion at March 31, 2022. PPP loans decreased $6.0 million from $6.6 million at December 31, 2021 to $0.6 million at March 31, 2022. Excluding outstanding PPP loans (included in the commercial and industrial loan category), total loans increased $22.1 million, (0.6%), from December 31, 2021 to $3.56 billion at March 31, 2022. Residential real estate loans increased $39.9 million (2.6%). This increase was partially offset by lower commercial real estate loans ($9.0 million, or 0.6%); lower DDA overdrafts ($4.0 million, or 62.1%); and lower commercial and industrial loans ($2.8 million, or 0.8%) (excluding PPP loans).

Total average depository balances increased $39.3 million, or 0.8%, from the quarter ended December 31, 2021 to the quarter ended March 31, 2022. Average savings deposit balances increased $45.7 million, average interest-bearing demand deposit balances increased $28.6 million, and noninterest-bearing demand deposit balances increased $4.1 million. These increases were partially offset by a decrease in time deposit balances of $39.1 million.

Income Tax Expense

The Company’s effective income tax rate for the first quarter of 2022 was 19.7% compared to 20.8% for the year ended December 31, 2021, and 20.1% for the quarter ended March 31, 2021.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 71.2% and the loan to asset ratio was 59.2% at March 31, 2022. The Company maintained investment securities totaling 23.9% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and saving accounts, which fund 66.1% of assets at March 31, 2022. Time deposits fund 17.0% of assets at March 31, 2022, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company continues to be strongly capitalized with tangible equity of $516 million at March 31, 2022. Due primarily to unrealized security losses during the quarter ended March 31, 2022, the Company’s tangible equity ratio decreased from 9.6% at December 31, 2021 to 8.8% at March 31, 2022. At March 31, 2022, City National Bank’s Leverage Ratio was 8.80%, its Common Equity Tier I ratio was 14.82%, its Tier I Capital ratio was 14.82%, and its Total Risk-Based Capital ratio was 15.24%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On March 30, 2022, the Board of Directors of the Company approved a quarterly cash dividend of $0.60 per share payable April 29, 2022, to shareholders of record as of April 15, 2022. During the quarter ended March 31, 2022, the Company repurchased 38,000 common shares at a weighted average price of $78.09 per share as part of a one million share repurchase plan authorized by the Board of Directors in March 2021. As of March 31, 2022, the Company could repurchase 277,000 additional shares under the current program.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 94 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) the uncertainties on the Company’s business, results of operations and financial condition, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its continued influence on financial markets, the effectiveness of the Company’s work from home arrangements and staffing levels in operational facilities, the impact of market participants on which the Company relies and actions taken by governmental authorities and other third parties in response to the pandemic; (3) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for loan losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (4) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (5) changes in the interest rate environment; (6) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (7) changes in technology and increased competition, including competition from non-bank financial institutions; (8) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (9) difficulty growing loan and deposit balances; (10) our ability to effectively execute our business plan, including with respect to future acquisitions; (11) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (13) regulatory enforcement actions and adverse legal actions; (14) difficulty attracting and retaining key employees; (15) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its March 31, 2022 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary March 31, 2022 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021

Earnings
Net Interest Income (FTE)	$38,239	$40,956	$39,822	$38,257	$37,871
Net Income available to common shareholders	21,342	23,386	22,732	22,148	19,814

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.41	$1.54	$1.47	$1.41	$1.25
Diluted	1.41	1.54	1.47	1.41	1.25
Weighted average number of shares (in thousands):
Basic	14,974	15,026	15,279	15,573	15,656
Diluted	15,002	15,056	15,302	15,594	15,687
Period-end number of shares (in thousands)	15,045	15,062	15,192	15,527	15,724
Cash dividends declared	$0.60	$0.60	$0.58	$0.58	$0.58
Book value per share (period-end)	42.03	45.22	44.58	44.79	43.99
Tangible book value per share (period-end)	34.27	37.44	36.85	37.20	36.47
Market data:
High closing price	$85.99	$83.14	$79.99	$83.85	$87.41
Low closing price	76.82	76.52	72.29	74.44	69.05
Period-end closing price	78.70	81.79	77.91	75.24	81.78
Average daily volume (in thousands)	59	52	53	61	63
Treasury share activity:
Treasury shares repurchased (in thousands)	38	131	337	217	75
Average treasury share repurchase price	$78.09	$78.93	$75.65	$78.75	$76.71

Key Ratios (percent)
Return on average assets	1.42%	1.56%	1.53%	1.49%	1.38%
Return on average tangible equity	15.3%	16.7%	15.7%	15.2%	13.5%
Yield on interest earning assets	2.94%	3.08%	3.04%	3.00%	3.17%
Cost of interest bearing liabilities	0.17%	0.19%	0.22%	0.27%	0.37%
Net Interest Margin	2.82%	2.94%	2.89%	2.81%	2.91%
Non-interest income as a percent of total revenue	32.4%	30.2%	31.1%	31.0%	30.4%
Efficiency Ratio	51.7%	48.3%	50.0%	52.8%	54.3%
Price/Earnings Ratio (a)	13.93	13.27	13.22	13.35	16.30

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.25%	11.25%	11.69%	11.81%	12.30%
Tangible equity to tangible assets	8.75%	9.58%	9.59%	9.98%	9.93%
Consolidated City Holding Company risk based capital ratios (b):
CET I	16.18%	16.08%	16.11%	16.40%	16.76%
Tier I	16.18%	16.08%	16.11%	16.40%	16.76%
Total	16.60%	16.51%	16.56%	16.88%	17.33%
Leverage	9.58%	9.44%	9.46%	9.70%	10.06%
City National Bank risk based capital ratios (b):
CET I	14.82%	14.35%	14.76%	14.82%	14.75%
Tier I	14.82%	14.35%	14.76%	14.82%	14.75%
Total	15.24%	14.78%	15.21%	15.30%	15.33%
Leverage	8.80%	8.45%	8.73%	8.80%	8.91%

Other (period-end)
Branches	94	94	94	94	94
FTE	897	905	921	912	916

Assets per FTE (in thousands)	$6,703	$6,637	$6,463	$6,477	$6,434
Deposits per FTE (in thousands)	5,574	5,445	5,308	5,271	5,236

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) March 31, 2022 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Interest Income
Interest and fees on loans	$31,874	$35,277	$33,961	$33,114	$34,324
Interest on investment securities:
Taxable	6,223	5,753	6,144	5,932	5,242
Tax-exempt	1,216	1,226	1,257	1,291	1,253
Interest on deposits in depository institutions	238	217	196	162	118
Total Interest Income	39,551	42,473	41,558	40,499	40,937

Interest Expense
Interest on deposits	1,521	1,710	1,955	2,460	3,280
Interest on short-term borrowings	114	132	115	125	117
Total Interest Expense	1,635	1,842	2,070	2,585	3,397
Net Interest Income	37,916	40,631	39,488	37,914	37,540
(Recovery of) provision for credit losses	(756)	—	(725)	(2,000)	(440)
Net Interest Income After (Recovery of) Provision for Credit Losses	38,672	40,631	40,213	39,914	37,980

Non-Interest Income
Net gains on sale of investment securities	—	—	—	29	283
Unrealized (losses) gains recognized on equity securities still held	(723)	52	93	410	(51)
Service charges	6,725	7,057	6,706	5,895	5,881
Bankcard revenue	6,444	6,762	6,791	7,221	6,213
Trust and investment management fee income	2,197	2,198	2,172	2,012	2,033
Bank owned life insurance	2,014	748	747	940	1,460
Other income	791	799	1,438	941	811
Total Non-Interest Income	17,448	17,616	17,947	17,448	16,630

Non-Interest Expense
Salaries and employee benefits	15,577	15,299	15,321	15,559	15,671
Occupancy related expense	2,709	2,429	2,507	2,525	2,622
Equipment and software related expense	2,769	2,733	2,554	2,655	2,544
FDIC insurance expense	435	400	396	382	405
Advertising	798	582	804	824	881
Bankcard expenses	1,606	1,576	1,549	1,746	1,584
Postage, delivery, and statement mailings	636	590	573	568	592
Office supplies	410	378	406	371	392
Legal and professional fees	527	405	610	589	675
Telecommunications	584	702	790	676	690
Repossessed asset losses (gains), net of expenses	40	(29)	(108)	1	79

Other expenses	3,436	3,559	3,776	3,678	3,674
Total Non-Interest Expense	29,527	28,624	29,178	29,574	29,809
Income Before Income Taxes	26,593	29,623	28,982	27,788	24,801
Income tax expense	5,251	6,237	6,250	5,640	4,987
Net Income Available to Common Shareholders	$21,342	$23,386	$22,732	$22,148	$19,814

Distributed earnings allocated to common shareholders	$8,943	$8,949	$8,726	$8,921	$9,037
Undistributed earnings allocated to common shareholders	12,199	14,211	13,786	13,021	10,598
Net earnings allocated to common shareholders	$21,142	$23,160	$22,512	$21,942	$19,635

Average common shares outstanding	14,974	15,026	15,279	15,573	15,656
Shares for diluted earnings per share	15,002	15,056	15,302	15,594	15,687

Basic earnings per common share	1.41	1.54	1.47	1.41	1.25
Diluted earnings per common share	1.41	1.54	1.47	1.41	1.25

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Assets
Cash and due from banks	$100,877	$101,804	$103,841	$97,523	$97,709
Interest-bearing deposits in depository institutions	497,171	532,827	535,708	512,367	659,090
Cash and cash equivalents	598,048	634,631	639,549	609,890	756,799

Investment securities available-for-sale, at fair value	1,409,513	1,408,165	1,372,077	1,339,436	1,183,253
Other securities	24,785	25,531	25,497	25,793	29,174
Total investment securities	1,434,298	1,433,696	1,397,574	1,365,229	1,212,427

Gross loans	3,559,905	3,543,814	3,521,925	3,529,416	3,546,723
Allowance for credit losses	(17,280)	(18,166)	(18,751)	(20,016)	(24,076)
Net loans	3,542,625	3,525,648	3,503,174	3,509,400	3,522,647

Bank owned life insurance	120,522	120,978	120,238	119,491	118,976
Premises and equipment, net	73,067	74,071	75,156	76,263	76,529
Accrued interest receivable	16,101	15,627	16,224	15,967	16,231
Net deferred tax assets	18,001	63	90	—	1,395
Intangible assets	116,774	117,121	117,489	117,857	118,224
Other assets	92,331	81,860	82,419	89,958	71,142
Total Assets	$6,011,767	$6,003,695	$5,951,913	$5,904,055	$5,894,370

Liabilities
Deposits:
Noninterest-bearing	$1,357,266	$1,373,125	$1,311,464	$1,279,932	$1,244,175
Interest-bearing:
Demand deposits	1,191,492	1,135,848	1,139,033	1,070,004	1,077,749
Savings deposits	1,425,528	1,347,448	1,332,910	1,301,219	1,265,038
Time deposits	1,024,559	1,068,915	1,104,069	1,153,391	1,209,873
Total deposits	4,998,845	4,925,336	4,887,476	4,804,546	4,796,835
Short-term borrowings
Customer repurchase agreements	288,483	312,458	296,642	311,316	316,003
Net deferred tax liabilities	—	—	—	2,310	—
Other liabilities	92,009	84,796	90,499	90,407	89,847
Total Liabilities	5,379,337	5,322,590	5,274,617	5,208,579	5,202,685

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	170,206	170,942	170,300	169,674	170,526
Retained earnings	654,138	641,826	627,463	613,553	600,396

Cost of common stock in treasury	(194,819)	(193,542)	(183,303)	(157,936)	(142,484)
Accumulated other comprehensive (loss) income:
Unrealized (loss) gain on securities available-for-sale	(41,229)	17,745	20,878	28,227	21,289
Underfunded pension liability	(3,485)	(3,485)	(5,661)	(5,661)	(5,661)
Total Accumulated Other Comprehensive (Loss) Income	(44,714)	14,260	15,217	22,566	15,628
Total Stockholders' Equity	632,430	681,105	677,296	695,476	691,685
Total Liabilities and Stockholders' Equity	$6,011,767	$6,003,695	$5,951,913	$5,904,055	$5,894,370

Regulatory Capital
Total CET 1 capital	$565,048	$555,532	$550,426	$561,317	$563,523
Total tier 1 capital	565,048	555,532	550,426	561,317	563,523
Total risk-based capital	579,807	570,336	565,712	577,543	582,816
Total risk-weighted assets	3,492,920	3,453,893	3,417,020	3,421,764	3,362,595

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021

Commercial and industrial	$337,384	$346,184	$353,046	$358,583	$371,195

1-4 Family	108,424	107,873	108,913	108,079	108,131
Hotels	314,902	311,315	297,341	290,119	293,176
Multi-family	209,359	215,677	215,307	212,715	212,561
Non Residential Non-Owner Occupied	637,092	639,818	664,365	653,264	649,683
Non Residential Owner Occupied	200,180	204,233	205,579	209,100	199,130
Commercial real estate (1)	1,469,957	1,478,916	1,491,505	1,473,277	1,462,681

Residential real estate (2)	1,588,860	1,548,965	1,506,572	1,521,102	1,532,907
Home equity	121,460	122,345	124,806	127,608	130,009
Consumer	39,778	40,901	43,296	45,184	47,224
DDA Overdrafts	2,466	6,503	2,700	3,662	2,707
Gross Loans	$3,559,905	$3,543,814	$3,521,925	$3,529,416	$3,546,723

Construction loans included in:
(1) - Commercial real estate loans	$14,877	$11,783	$19,360	$43,904	$39,101
(2) - Residential real estate loans	16,253	17,252	19,059	20,838	22,129

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Allowance for Credit Losses
Balance at beginning of period	$18,166	$18,751	$20,016	$24,076	$24,549

Charge-offs:
Commercial and industrial	(34)	—	—	(211)	(34)
Commercial real estate	—	(276)	(392)	(1,718)	(1)
Residential real estate	(50)	(68)	(18)	(86)	(93)
Home equity	—	(58)	(47)	(8)	(64)
Consumer	(23)	(13)	(3)	(79)	(147)
DDA overdrafts	(631)	(635)	(633)	(430)	(453)
Total charge-offs	(738)	(1,050)	(1,093)	(2,532)	(792)

Recoveries:
Commercial and industrial	59	31	69	25	46
Commercial real estate	53	27	18	15	164
Residential real estate	45	7	29	17	74
Home equity	17	6	58	3	23
Consumer	28	40	72	104	39
DDA overdrafts	406	354	307	308	413
Total recoveries	608	465	553	472	759

Net charge-offs	(130)	(585)	(540)	(2,060)	(33)
(Recovery of) provision for credit losses	(756)	—	(725)	(2,000)	(440)
Balance at end of period	$17,280	$18,166	$18,751	$20,016	$24,076

Loans outstanding	$3,559,905	$3,543,814	$3,521,925	$3,529,416	$3,546,723
Allowance as a percent of loans outstanding	0.49%	0.51%	0.53%	0.57%	0.68%
Allowance as a percent of non-performing loans	331.3%	290.1%	243.1%	199.3%	194.5%

Average loans outstanding	$3,527,393	$3,522,272	$3,535,497	$3,541,165	$3,585,790
Net charge-offs (annualized) as a percent of average loans outstanding	0.01%	0.07%	0.06%	0.23%	—%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Nonaccrual Loans
Residential real estate	$1,786	$2,809	$3,634	$2,482	$3,004
Home equity	99	40	67	81	88
Commercial and industrial	1,069	996	531	820	1,200
Commercial real estate	2,241	2,373	3,355	6,383	7,792
Consumer	—	—	—	—	—
Total nonaccrual loans	5,195	6,218	7,587	9,766	12,084
Accruing loans past due 90 days or more	21	43	127	278	295
Total non-performing loans	5,216	6,261	7,714	10,044	12,379
Other real estate owned	1,099	1,319	1,335	1,309	1,625
Total non-performing assets	$6,315	$7,580	$9,049	$11,353	$14,004

Non-performing assets as a percent of loans and other real estate owned	0.18%	0.21%	0.26%	0.32%	0.39%

Past Due Loans
Residential real estate	$4,976	$5,321	$5,258	$5,453	$4,092
Home equity	505	618	688	523	449
Commercial and industrial	56	336	455	721	1,358
Commercial real estate	744	22	441	498	508
Consumer	32	60	35	12	10
DDA overdrafts	392	489	390	417	212
Total past due loans	$6,705	$6,846	$7,267	$7,624	$6,629

Total past due loans as a percent of loans outstanding	0.19%	0.19%	0.21%	0.22%	0.19%

Troubled Debt Restructurings ("TDRs")
Residential real estate	$16,182	$16,943	$16,910	$17,788	$18,572
Home equity	1,694	1,784	1,822	1,920	1,956
Commercial and industrial	397	414	430	—	—
Commercial real estate	1,890	1,914	1,937	3,076	4,615
Consumer	194	225	221	203	211
Total TDRs	$20,357	$21,280	$21,320	$22,987	$25,354

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,667,683	$15,596	3.79%	$1,645,167	$15,692	3.78%	$1,696,064	$16,853	4.03%
Commercial, financial, and agriculture (2)	1,815,549	15,532	3.47%	1,831,461	18,740	4.06%	1,838,928	16,542	3.65%
Installment loans to individuals (2), (3)	44,161	607	5.57%	45,644	691	6.01%	50,798	713	5.69%
Previously securitized loans (4)	***	139	***	***	154	***	***	215	***
Total loans	3,527,393	31,874	3.66%	3,522,272	35,277	3.97%	3,585,790	34,323	3.88%
Securities:
Taxable	1,207,333	6,223	2.09%	1,171,340	5,753	1.95%	945,177	5,242	2.25%
Tax-exempt (5)	232,474	1,539	2.68%	239,096	1,551	2.57%	239,589	1,585	2.68%
Total securities	1,439,807	7,762	2.19%	1,410,436	7,304	2.05%	1,184,766	6,827	2.34%
Deposits in depository institutions	540,197	238	0.18%	588,678	217	0.15%	513,469	118	0.09%
Total interest-earning assets	5,507,397	39,874	2.94%	5,521,386	42,798	3.08%	5,284,025	41,268	3.17%
Cash and due from banks	101,806			98,111			79,683
Premises and equipment, net	73,827			74,847			76,837
Goodwill and intangible assets	116,994			117,349			118,453
Other assets	217,662			216,780			217,453
Less: Allowance for credit losses	(18,454)			(18,756)			(24,909)
Total assets	$5,999,232			$6,009,717			$5,751,542

Liabilities:
Interest-bearing demand deposits	$1,142,278	$130	0.05%	$1,113,693	$131	0.05%	$1,008,283	$124	0.05%
Savings deposits	1,384,460	175	0.05%	1,338,747	173	0.05%	1,221,169	183	0.06%
Time deposits (2)	1,048,185	1,216	0.47%	1,087,280	1,406	0.51%	1,236,197	2,973	0.98%
Short-term borrowings	276,360	114	0.17%	314,937	132	0.17%	290,766	117	0.16%
Total interest-bearing liabilities	3,851,283	1,635	0.17%	3,854,657	1,842	0.19%	3,756,415	3,397	0.37%
Noninterest-bearing demand deposits	1,398,663			1,394,599			1,197,910
Other liabilities	74,084			84,071			89,695
Stockholders' equity	675,202			676,390			707,522
Total liabilities and
stockholders' equity	$5,999,232			$6,009,717			$5,751,542
Net interest income		$38,239			$40,956			$37,871
Net yield on earning assets			2.82%			2.94%			2.91%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$298			$1,106			$835

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$90	$149	$106
Commercial, financial, and agriculture	286	243	325
Installment loans to individuals	19	15	28
Time deposits	21	48	48
	$416	$455	$507

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Net Interest Income/Margin
Net interest income ("GAAP")	$37,916	$40,631	$39,488	$37,914	$37,540
Taxable equivalent adjustment	323	325	334	343	331
Net interest income, fully taxable equivalent	$38,239	$40,956	$39,822	$38,257	$37,871

Average interest earning assets	$5,507,397	$5,521,386	$5,462,410	$5,459,564	$5,284,025

Net Interest Margin	2.82%	2.94%	2.89%	2.81%	2.91%
Accretion related to fair value adjustments	(0.03)%	(0.03)%	(0.04)%	(0.05)%	(0.04)%
Net Interest Margin (excluding accretion)	2.79%	2.91%	2.85%	2.76%	2.87%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	10.52%	11.34%	11.37%	11.78%	11.74%
Effect of goodwill and other intangibles, net	(1.77)%	(1.76)%	(1.78)%	(1.80)%	(1.81)%
Tangible common equity to tangible assets	8.75%	9.58%	9.59%	9.98%	9.93%